EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement No. 333‑258827 on Form S‑8 of our report dated March 14, 2022, with respect to the consolidated financial statements of Proterra Inc.

/s/ KPMG LLP

Santa Clara, California
March 14, 2022